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                                                                   EXHIBIT 4.18

THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES WHICH MAY BE ISSUED UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES OR BLUE SKY LAWS. NO SALE OR DISTRIBUTION HEREOF OR THEREOF MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR ANY STATE SECURITIES OR BLUE SKY LAWS.

Warrant No. WCS-7                                Date of Issuance:  May 1, 2002

                               HOME DIRECTOR, INC.

                          Common Stock Purchase Warrant

         This Common Stock Purchase Warrant is issued by Home Director, Inc., a Delaware corporation (the "Company"), to Southport Business Park Limited Partnership (the "REGISTERED HOLDER"). The Registered Holder, is entitled, subject to the terms and conditions set forth below, to purchase from the Company, at any time after the respective dates referred to in Section 1.1 hereof and on or before the relevant Expiration Date (as defined in Section 5 hereof), upon surrender of this warrant, up to 8,000,000 shares (subject to adjustment as described herein) of the Company's common stock, par value $.001 per share ("COMMON STOCK"), at an exercise price per share equal to $0.03. The shares of Common Stock purchasable upon exercise of this Warrant and the exercise price per share may be adjusted from time to time pursuant to the provisions of this Warrant and are hereinafter referred to as the "Warrant Stock" and the "Purchase Price," respectively.

         1. EXERCISE.

                  1.1.   EXERCISABILITY.   This  Warrant  shall  be  exercisable
immediately with respect to all of the shares of Warrant Stock.

                  1.2. MANNER OF EXERCISE. To the extent (and only to the extent) then exercisable, this Warrant may be exercised by the Registered Holder, in whole or in part, by surrendering this Warrant, with the purchase form appended hereto as EXHIBIT A duly executed by such Registered Holder or by such Registered Holder's duly authorized attorney, at the principal office of the Company, or at such other office or agency as the Company may designate, accompanied by payment in full of the Purchase Price payable in respect of the number of shares of Warrant Stock purchased upon such exercise. The Purchase Price may be paid only by United States certified or bank check payable to the order of the Company or wire transfer of immediately available funds.

                  1.3. EFFECTIVE TIME OF EXERCISE. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company as provided above. At such time, the person or persons in whose name or names any certificate(s) for Warrant Stock shall be issuable upon such exercise as


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provided  in  Section  1.4 below  shall be deemed to have  become  the holder or holders of record of the Warrant Stock presented by such certificates.

                  1.4. DELIVERY TO HOLDER. As soon as practicable after the exercise of this Warrant in whole or in part, the Company at its expense will cause to be issued in the name of, and delivered to, the Registered Holder, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct:

                           (a) a certificate or  certificates  for the number of
shares of Warrant Stock to which such Registered Holder shall be entitled; and

                           (b) in case  such  exercise  is in part  only,  a new
warrant (dated the date hereof)of like tenor for the remaining Warrant Stock not so purchased.

         2. ADJUSTMENTS.

                  2.1. STOCK SPLITS AND DIVIDENDS. If the outstanding shares of Common Stock shall be subdivided into a greater number of shares or a dividend in Common Stock shall be paid in respect of Common Stock, the Purchase Price in effect immediately prior to such subdivision or at the record date of such dividend shall simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend be proportionately reduced. If outstanding shares of Common Stock shall be combined into a smaller number of shares, the Purchase Price in effect immediately prior to such Combination shall, simultaneously with the effectiveness of such combination, be proportionately increased. When any adjustment is required to be made in the Purchase Price, the number of shares of Warrant Stock purchasable upon the exercise of this Warrant shall be changed to the number determined dividing (a) an amount equal to the number of shares issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Purchase Price in effect immediately prior to Such adjustment, by (b) the Purchase Price in effect immediately after such adjustment.

                  2.2. RECLASSIFICATION, ETC. In case there occurs any reclassification or change of the outstanding securities of the Company or any reorganization of the Company (or any other corporation the stock or securities of which are at the time receivable upon the exercise of this Warrant) or any similar corporate reorganization, including a consolidation or a merger in which the Company is not the surviving corporation, on or after the date hereof, then and in each such case the Registered Holder, upon the exercise hereof at any time after the consummation of such reclassification, change or reorganization, shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise hereof prior to such consummation, the stock or other securities or property to which such Holder would have been entitled upon such consummation if such Holder had exercised this Warrant immediately prior thereto, all subject to further adjustment pursuant to the provisions of this Section 2. Notwithstanding anything contained to the contrary herein, in the event of a merger or consolidation in which the Company shall not be the surviving corporation, if the other party to such transaction shall request in writing, the Warrant shall become fully and immediately exercisable,


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but the Warrant shall expire on the effective  date of such  transaction  to the extent not exercised prior to such date.

                  2.3. ADJUSTMENT CERTIFICATE. When any adjustment is required to be made in the Warrant Stock or the Purchase Price pursuant to this Section 2, the Company shall promptly mail to the Registered Holder a certificate setting forth (a) a brief statement of the facts requiring such adjustment, (b) the Purchase Price after such adjustment and (c) the kind and amount of stock or other securities or property into which this Warrant shall be exercisable after such adjustment.

         3. TRANSFERS.

                  3.1. UNREGISTERED SECURITY. Each Holder of this Warrant acknowledges that this Warrant and the Warrant Stock have not been registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"), and each Holder agrees not to sell, pledge, distribute, offer for sale, transfer or otherwise dispose of this Warrant or any Warrant Stock issued upon its exercise in the absence of (a) an effective registration statement under the Securities Act as to this Warrant or such Warrant Stock and registration or qualification of this Warrant or such Warrant Stock under any applicable Federal or state securities law then in effect, or (b) an opinion of counsel, reasonably satisfactory to the Company, that such registration and qualification are not required. Each certificate or other instrument for Warrant Stock issued upon the exercise of this Warrant shall bear a legend substantially to the foregoing effect.

                  3.2. TRANSFERABILITY. Subject to the provisions of Section 3.1 hereof and except as provided below, this Warrant and all rights hereunder are transferable, in whole or in part, upon Surrender of the Warrant with a properly executed assignment at the principal office of the Company and in full compliance with all applicable provisions of the Securities Act and of applicable state securities laws. Notwithstanding the foregoing, this Warrant may not be sold, assigned, pledged or otherwise transferred (any of the foregoing being referred to as a "Transfer") to any person or entity, other than an affiliate of the Registered Holder.

                  3.3. WARRANT REGISTER. The Company will maintain a register containing the names and addresses of the Registered Holders of this Warrant. Until any transfer of this Warrant is made in the warrant register, the Company may treat the Registered Holder of this Warrant as the absolute owner hereof for all purposes; PROVIDED, HOWEVER, that if this Warrant is properly assigned in blank, the Company may (but shall not be required to) treat the bearer hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary. Any Registered Holder may change such Registered Holder's address as shown on the warrant register by written notice to the Company requesting such change.

         4. NO IMPAIRMENT. The Company will not, by amendment of its charter or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as


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may be necessary or  appropriate in order to protect the rights of the holder of this Warrant against impairment.

         5. TERMINATION. The right to purchase Warrant Stock upon the exercise of this Warrant shall terminate, to the extent then unexercised, on April 30, 2005 (the "EXPIRATION DATE").

         6. NOTICES OF CERTAIN TRANSACTIONS. In case:

         (i) the Company shall take a record of the holders of its Common Stock (or other Stock or securities at the time deliverable upon the exercise of this Warrant) for the purpose of entitling or enabling them to receive any Dividend, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right; or

         (ii) the initial public offering of shares of the Common Stock pursuant to a registration statement filed under the Securities Act of 1933, as amended (an "IPO"); or

         (iii) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, and in each such case, the Company will mail or cause to be mailed to the Registered Holder of this Warrant a notice specifying, as the case may be, (a) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (b) the effective date on which such IPO is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock are to be determined. Such notice shall be mailed at least ten (10) business days prior to the record date or effective date for the event specified in such notice.

         7. RESERVATION OF STOCK. The Company will at all times reserve and keep available, solely for the issuance and delivery upon the exercise of this Warrant, such shares of Warrant Stock as from time to time shall be issuable upon the exercise of this Warrant.

         8. EXCHANGE OF WARRANTS. Upon the surrender by the Registered Holder of the Warrant, properly endorsed, to the Company at the principal office of the Company, the Company will, subject to the provisions of Section 3 hereof, issue and deliver to or upon the order of such Holder, at the Company's expense, a new Warrant or Warrants of like tenor, in the name of such Registered Holder or as such Registered Holder (upon payment by such Registered Holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Warrant Stock called for on the face of the Warrant so surrendered.

         9. REPLACEMENT OF WARRANTS. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of any indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor.



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         10. INVESTMENT REPRESENTATIONS. The Registered Holder represents to the
Company that this Warrant is being acquired for the Registered Holder's own account and for the purposes of investment and not with a view to, or for sale in connection with, the distribution thereof, nor with any present intention of distributing or selling the Warrant or the Warrant Stock. The Registered Holder acknowledges that he has been afforded the opportunity to meet with the management of the Company and to ask questions of, and receive answers from, such management about the business and affairs of the Company and concerning the terms and conditions of this Warrant, and to obtain any additional information, to the extent that the Company possessed such information or could acquire it without unreasonable effort or expense, necessary to verify the accuracy of the information otherwise obtained by or furnished to the Registered Holder. The Registered Holder has received all information which the Registered Holder considered necessary to form a decision concerning the purchase of this Warrant, and no valid request to the Company by the Registered Holder hereof for information of any kind about the Company has been refused or denied by the Company or remains unfulfilled as of the date hereof. The Registered Holder represents that he is considered a sophisticated investor, is familiar with the risks inherent in speculative investments such as in the Company, has such knowledge and experience in financial business matters that it is capable of evaluating the merits and risk of the investment in this Warrant and the Warrant Stock, and is able to bear the economic risk of the investment.

         11. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to the Registered Holder as follows:

                  11.1. AUTHORIZATION OF WARRANT STOCK. The issuance, sale and delivery of the shares of Common Stock purchasable upon exercise of this Warrant have been duly authorized by all requisite corporate action of the Company. When issued, sold and delivered in accordance with this Warrant, the Warrant Stock will be duly and validly issued, fully paid and nonassessable.

                  11.2. DUE ORGANIZATION AND QUALIFICATION. The Company is duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to own, lease and operate its assets and property and to carry on its business as presently conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the nature of its business or the location of its property requires such qualification, except those where the failure to be so qualified would not have a material adverse effect on its business, operations, assets or condition (financial or otherwise), taken as a whole.

                  11.3. POWER AND AUTHORITY. The Company has the requisite corporate power and authority to execute and deliver this Warrant and to perform its obligations hereunder. The execution, delivery and performance of this Warrant have been duly authorized by all necessary corporate action on the part of the Company. This Warrant has been duly executed and delivered by the Company and is the valid and binding obligations of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, moratorium, insolvency, reorganization or other similar laws now or hereafter in effect relating to or affecting


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creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

         12. MAILING OF NOTICES. Any notice required or permitted pursuant to this Warrant shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or sent by courier, overnight delivery service or confirmed facsimile, or three (3) business days after being deposited in the regular mail, as certified or registered mail (airmail if sent internationally), with postage prepaid, addressed (a) if to the Registered Holder, to 101 Southcenter Court, Suite 1100, Morrisville, North Carolina 27560 or to such other address as it may notify the Company in writing and (b) if to the Company, to 7132 Santa Teresa Boulevard, San Jose, California 95139, Attention: Chief Executive Officer, or to such other address as it may notify the Registered Holder in writing.

         13. RIGHTS AND OBLIGATIONS AS STOCKHOLDER. Until the exercise of this Warrant, the Registered Holder of this Warrant shall not have or exercise any rights by virtue hereof as a stockholder of the Company.

         14. FULLY PAID SHARES; TAXES. The Company agrees that the Warrant Stock represented by each and every certificate delivered on the exercise of this Warrant in accordance with the terms hereof shall, at the time of such delivery, be validly issued, fully-paid and nonassessable, free and clear of all liens, pledges, options, claims or other encumbrances. The Company further covenants and agrees that it will pay, when due and payable, any and all federal and state stamp, original issue or similar taxes (but specifically not including any income taxes) which may be payable in respect of the issue of any Warrant Stock or certificates therefore.

         15. NO FRACTIONAL SHARES. No fractional shares of Warrant Stock will be issued in connection with any exercise hereunder. In lieu of any fractional shares which would otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the fair market value of one share of Warrant Stock received on the date of exercise, as determined in good faith by the Company's Board of Directors.

         16. AMENDMENT OR WAIVER. Any term of this Warrant may be amended or waived only in a written instrument executed by the Company and the Registered Holder.



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         17.  HEADINGS.  The  headings  in  this  Warrant  are for  purposes  or reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

         18. GOVERNING LAW. This Warrant shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

         IN WITNESS WHEREOF, the undersigned has executed this Common Stock Purchase Warrant on the date first above written.


                                 HOME DIRECTOR, INC.



                                 By:
                                     -----------------------------------------
                                     Daryl Stemm
                                     Director of Finance & Corporate Secretary




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                                                                      EXHIBIT A

PURCHASE FORM


To:      Home Director, Inc.

The undersigned, pursuant to the provisions set forth in Section 1.2 of the attached Warrant No. WCS-7, hereby irrevocably elects to purchase ________ shares of the Common Stock covered by such Warrant and herewith makes a cash payment of $_________, representing the full purchase price for such shares at the price per share provided for in such Warrant.



                                    Signature:
                                                 ------------------------------

                                    Date:
                                                 ------------------------------

                                    Name (print):
                                                 ------------------------------

                                    Title (if applicable):
                                                          ---------------------


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